UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

TAOWEAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	001-35376 (Commission File Number)	77-0312442 (IRS Employer Identification No.)

110 16th Street, Suite 1400 - 1024
Denver, Colorado 80202
(Address of principal executive offices, zip code)

(213) 683-8863 ext. 5
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TWAV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01: Entry into a Material Definitive Agreement

Technology License and Distribution Agreement

On May 28, 2026 (the “Effective Date”), TaoWeave, Inc. (the “Company”) entered into a Technology License and Distribution Agreement (the “TLDA”) with Manako Labs Ltd, a company organized under the laws of England and Wales (“Manako”). The TLDA establishes an integration partnership combining Manako’s Score AI computer vision platform operating on Bittensor Subnet 44 and related technologies (the “Platform”) with the Company’s North American enterprise relationships, commercial infrastructure, and public market credibility.

Concurrently with the execution of the TLDA, the parties entered into a Simple Agreement for Future Equity (the “SAFE”) pursuant to which the Company will make an equity investment of $1,000,000 in Manako. The commercial obligations of the parties under the TLDA become operative upon the Company’s payment of the full SAFE investment amount (the “Commercial Commencement Date”). On May 29, 2026, the Company paid in full the SAFE investment amount.

The TLDA has an initial term of one (1) year from the Effective Date (the “Initial Term”), with automatic renewal for successive twelve (12) month periods (each, a “Renewal Term” and collectively with the Initial Term, the “License Term”) unless either party provides written notice of non-renewal at least sixty (60) days prior to expiration of the then-current term. Either party may terminate for material breach upon thirty (30) days’ written notice and failure to cure, or upon insolvency of the other party. Either party may terminate for convenience upon ninety (90) days’ prior written notice. If a Subnet Disruption Event (as defined in the TLDA) continues for more than twenty (20) consecutive days, the Company may terminate the TLDA immediately upon written notice. During any Subnet Disruption Event, Manako’s platform availability obligations and the Company’s revenue share payment obligations are suspended. Upon termination, the Company retains the right to continue performing under all customer agreements in effect as of the termination date through the full remaining term of each such agreement (including renewals exercised by the customer), subject to a maximum of twenty-four (24) months. The Company also receives a twelve (12) month transition period following termination. Following expiration or termination (other than termination by Manako for cause pursuant to the terms of the TLDA), the Company will retain a right of first refusal on new business opportunities in the Territory (as defined below) for a period of time to be determined based upon cumulative net revenue.

Pursuant to the TLDA, Manako has agreed to grant the Company a non-exclusive, non-transferable, sublicensable license during the License Term to (i) use, copy, and display the Platform and related documentation to customers in the United States and Canada (the “Territory”) solely for purposes of marketing, demonstrating, selling, and distributing the Platform to customers, (ii) permit customers in the Territory to access and use the Platform, and (iii) use Manako’s trademarks in the Territory in connection with the marketing and distribution of the Platform. The Company has the right to sublicense access to the Platform to customers pursuant to customer agreements that contain terms at least as protective of Manako’s intellectual property as those in the TLDA.

Pursuant to the TLDA, and in consideration of the licenses and rights granted by Manako, the Company must pay Manako a portion of net revenue received from Platform customers in the Territory that the Company has entered into an agreement with. Where Manako enters into a direct customer agreement with a Territory customer sourced by the Company, previously identified as a Company named account, or closed with the Company’s material involvement, Manako will pay the Company a referral fee based on customer contract value. Where Manako sources, leads, and closes a business opportunity in the Territory directly without the Company’s material involvement (subject to certain exclusions), Manako will pay the Company a market development fee based on customer contract value.

In further consideration of the licenses and rights granted by Manako under the TLDA, upon the Commercial Commencement Date, the Company will issue to Manako warrants to purchase up to 100,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $3.41 per share (the “Closing Warrants”).

In connection with potential joint development of the Company’s own subnet on the Bittensor network, the Company may issue additional warrants to Manako as follows: (i) warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $4.50 per share, issuable upon the satisfaction of certain conditions (“Tranche A Warrants”), and (ii) warrants to purchase up to 100,000 shares of Common Stock at an exercise price of $5.50 per share, issuable upon the achievement of certain milestones (“Tranche B Warrants” and together with the Closing Warrants and Tranche A Warrants, the “Warrants”).

The exercise price of each Warrant is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like and dilutive issuances (in each case, subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

Manako may not exercise any portion of such Warrants to the extent that they, together with any affiliates, would beneficially own more than 9.99%  of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company,  Manako may increase or decrease the beneficial ownership limitation, subject to a maximum of up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The Warrants and the shares of Common Stock underlying the Warrants (the “Warrant Shares”) have not been registered under the Securities Act. Pursuant to the TLDA, the Company, within 180 days of the Effective Date, must file a registration statement for the resale of the Warrant Shares. The Company must use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable thereafter and to keep such registration statement effective at all times until no Warrants or Warrants Shares are outstanding.

The TLDA contains certain indemnification provisions, product warranty provisions, confidentiality obligations, insurance requirements, non-compete restrictions, and other miscellaneous terms. The TLDA also contains certain representations, warranties and covenants customary for similar transactions. The representations, warranties and covenants contained in the TLDA were made solely for the benefit of the parties to the TLDA and may be subject to limitations agreed upon by the parties.

Lock-Up Agreement

In connection with the TLDA, on May 28, 2026, the Company and Manako entered into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which the Warrants are subject to a lock-up period of six (6) months following issuance or until effective registration of Warrant Shares, whichever is later, followed by twenty-four (24) months of post-lock-up trading restrictions including a daily volume cap of ten percent (10%) of average daily trading volume, a price floor of one hundred twenty percent (120%) of the relevant exercise price, and three (3) trading days’ advance notice of sales. The Lock-Up Agreement provides carve-outs from the post-lock-up trading restrictions for (i) block trades to institutional investors through a registered broker-dealer, (ii) private transfers to Manako affiliates bound by the same obligations, (iii) transfers in connection with any merger, tender offer, or similar transaction involving the Company as issuer, and (iv) sales pursuant to a Rule 10b5-1 plan established outside a blackout period.

Simple Agreement for Future Equity

In connection with the TLDA, on May 28, 2026, the Company and Manako entered into the SAFE, pursuant to which the Company will invest $1,000,000 (the “SAFE Amount”) in Manako.

Pursuant to the SAFE, if Manako consummates a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which Manako issues and sells shares in the capital of Manako at a fixed valuation, including but not limited to, a pre-money or post-money valuation (“Equity Financing”), on the initial closing of such financing, the SAFE will automatically convert into the number of shares of capital stock of Manako (having the identical rights, privileges, preferences, seniority, liquidation multiple and restrictions as the shares of capital stock of Manako issued to investors in such Equity Financing) equal to the Safe Amount divided by the Conversion Price. The Conversion Price is set as either (1) the price per share equal to (i) $40,000,000 divided by (ii) the number of shares of Manako outstanding immediately prior to such financing on a fully-diluted basis or (2) (i) the lowest price per share of shares issued in such financing multiplied by (ii) 0.8, whichever calculation results in the greater number of shares.

The SAFE also contains such other customary provisions and mutual representation and warranties, as a customary for transactions of this type.

In connection with the SAFE, the Company and Manako also entered into a SAFE Side Letter Agreement, dated as of May 28, 2026 (the “SAFE Side Letter”), pursuant to which Manako granted to the Company several investor rights, including, but not limited to, certain information rights, right to receive prior notice with respect to any material change to identified key persons, and a right the right to subscribe for the Company’s pro rata share of shares of Manako being issued in the next Equity Financing, which pro rata right is calculated as set forth in the SAFE Side Letter.

The foregoing descriptions of the TLDA, Lock-Up Agreement, SAFE, SAFE Side Letter and Warrants, do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, forms of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

3.02: Unregistered Sales of Equity Securities

The matters described in Item 1.01 of this Current Report on Form 8-K related to the Warrants are incorporated herein by reference.

In connection with the issuance of the Warrants described in Item 1.01, the Company relied upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder for transactions not involving a public offering.

This report shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

7.01: Regulation FD Disclosure

On June 1, 2026, the Company issued a press release announcing the TLDA and SAFE investment. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report on Form 8-K is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1*	Technology License and Distribution Agreement, dated May 28, 2026, by and between the Company and Manako Labs Ltd.
10.2	Lock-Up Agreement, dated May 29, 2026, by and between the Company and Manako Labs Ltd.
10.3	Simple Agreement for Future Equity, dated May 28, 2026, by and between the Company and Manako Labs Ltd.
10.4*	SAFE Side Letter Agreement, dated May 28, 2026, by and between the Company and Manako Labs Ltd.
99.1	Press Release of TaoWeave, Inc. dated June 1, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been redacted in accordance with Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K under the Securities Act. The registrant hereby agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAOWEAVE, INC.

June 3, 2025	By:	/s/ Peter Holst
Peter Holst
President & CEO

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